Exhibit 99.1

bioAffinity Technologies Regains Compliance with Nasdaq Listing Requirements

BIAF continues to be listed and traded on Nasdaq

SAN ANTONIO, TX — September 9, 2026 — bioAffinity Technologies, Inc. (Nasdaq: BIAF; BIAFW), a biotechnology company developing noninvasive healthcare solutions for the early detection and monitoring of lung disease, today announced that it has received written notice from The Nasdaq Stock Market LLC stating that the Company has regained compliance with Nasdaq’s applicable listing requirements.

As a result of this determination, bioAffinity Technologies’ common stock and warrants will continue to be listed and traded on the Nasdaq Capital Market under the symbols BIAF and BIAFW, respectively, subject to the Company’s continued compliance with all applicable Nasdaq listing requirements.

“We are pleased to have regained full compliance with Nasdaq’s listing standards,” said Maria Zannes, President and Chief Executive Officer of bioAffinity Technologies. “Maintaining our Nasdaq listing allows us to remain focused on expanding access to our noninvasive CyPath® Lung test for lung cancer and continuing development of our broader pipeline of noninvasive healthcare solutions while building long-term value for shareholders.”

In a letter dated September 8, 2026, Nasdaq confirmed that the Company has regained compliance with Listing Rule 5550(a)(2), which requires a minimum bid price of $1.00 per share (the “Bid Price Rule”), and Listing Rule 5560(a), which establishes listing requirements applicable to rights and warrants (the “Rights/Warrants Rule”). As a result, the previously scheduled hearing before the Nasdaq Hearings Panel has been cancelled. The Company is required to maintain ongoing compliance with all applicable Nasdaq listing requirements to remain listed on the Nasdaq Capital Market.

About CyPath Lung

CyPath Lung by bioAffinity Technologies is a noninvasive test designed to improve the early detection of lung cancer in patients at high risk for the disease. CyPath Lung uses advanced flow cytometry and proprietary artificial intelligence (AI) to identify cell populations in patient sputum that indicate malignancy. CyPath Lung incorporates a fluorescent porphyrin that is preferentially taken up by cancer and cancer-related cells. In a published clinical trial of high-risk patients, CyPath Lung demonstrated 92% sensitivity, 87% specificity, 88% accuracy and 99% negative predictive value (NPV) in detecting lung cancer in patients at high risk for the disease who had small indeterminate lung nodules less than 20 millimeters. The high NPV gives physicians greater confidence that a negative result is truly negative, potentially sparing patients from unnecessary invasive and costly procedures. CyPath Lung is marketed as a Laboratory Developed Test (LDT) and is not intended for use as a sole diagnostic tool and should be considered alongside other clinical findings.

About bioAffinity Technologies, Inc.

bioAffinity Technologies, Inc. addresses the need for noninvasive diagnosis of early-stage cancer and other diseases of the lung and broad-spectrum cancer treatments. The Company’s first product, CyPath Lung, is a noninvasive test that has shown high sensitivity, specificity and accuracy for the detection of early-stage lung cancer. CyPath Lung is marketed as a Laboratory Developed Test (LDT) by Precision Pathology Laboratory Services, a subsidiary of bioAffinity Technologies. LDTs are overseen under the Clinical Laboratory Improvement Amendments (CLIA), which are administered by the Centers for Medicare & Medicaid Services. For more information, visit www.bioaffinitytech.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict, that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to maintain compliance with Nasdaq’s continued listing requirements, the Company’s ability to obtain additional financing, the Company’s ability to achieve commercial adoption of CyPath Lung, risks related to regulatory developments, and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and its subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made and predictions as to future facts and conditions. While the Company believes these forward-looking statements are reasonable, readers of this press release are cautioned not to place undue reliance on any forward-looking statements. The information in this release is provided only as of the date of this release, and the Company does not undertake any obligation to update any forward-looking statement relating to matters discussed in this press release, except as may be required by applicable securities laws.

Contact

bioAffinity Technologies

Julie Anne Overton

Director of Communications

investors@bioaffinitytech.com